Exhibit 10.5

                                                               Execution Version

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                                CREDIT AGREEMENT

                                   dated as of

                                 August 1, 2007,

                                      among

                                GOAMERICA, INC.,

                            THE LENDERS PARTY HERETO

                                       and

                          CLEARLAKE CAPITAL GROUP, LP,
                  as Administrative Agent and Collateral Agent

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

                                Table of Contents

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01.    Defined Terms.................................................1
SECTION 1.02.    Terms Generally..............................................18
SECTION 1.03.    Independence of Covenants....................................18

                                   ARTICLE II

                                   The Credits

SECTION 2.01.    Commitments..................................................18
SECTION 2.02.    Loans........................................................19
SECTION 2.03.    Evidence of Debt; Repayment of Loans.........................19
SECTION 2.04.    Interest on Loans............................................20
SECTION 2.05.    Default Interest.............................................20
SECTION 2.06.    Termination of Commitments...................................20
SECTION 2.07.    Repayment of Loans...........................................20
SECTION 2.08.    Prepayment...................................................21
SECTION 2.09.    Reserve Requirements; Change in Circumstances................21
SECTION 2.10.    Indemnity....................................................22
SECTION 2.11.    Pro Rata Treatment...........................................23
SECTION 2.12.    Sharing of Setoffs...........................................23
SECTION 2.13.    Payments.....................................................23
SECTION 2.14.    Taxes........................................................24
SECTION 2.15.    Assignment of Loans Under Certain Circumstances;
                 Duty to Mitigate.............................................25

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.    Organization; Powers.........................................26
SECTION 3.02.    Authorization................................................27
SECTION 3.03.    Enforceability...............................................27
SECTION 3.04.    Governmental Approvals.......................................27
SECTION 3.05.    Financial Statements.........................................27
SECTION 3.06.    No Material Adverse Change...................................28
SECTION 3.07.    Title to Properties; Possession Under Leases;
                 Intellectual Property........................................28
SECTION 3.08.    Subsidiaries.................................................28
SECTION 3.09.    Litigation; Compliance with Laws.............................28
SECTION 3.10.    Agreements...................................................29

                                Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----

SECTION 3.11.    Federal Reserve Regulations..................................29
SECTION 3.12.    Government Regulation........................................29
SECTION 3.13.    Use of Proceeds..............................................29
SECTION 3.14.    Taxes........................................................29
SECTION 3.15.    Disclosure...................................................30
SECTION 3.16.    Employee Benefit Plans.......................................30
SECTION 3.17.    Environmental Matters........................................31
SECTION 3.18.    Insurance....................................................31
SECTION 3.19.    Security Documents...........................................31
SECTION 3.20.    Location of Real Property and Leased Premises................32
SECTION 3.21.    Labor Matters................................................32
SECTION 3.22.    Solvency.....................................................32
SECTION 3.23.    Transaction Documents........................................32
SECTION 3.24.    Financial Advisors...........................................33
SECTION 3.25.    Foreign Assets Control Regulations, Etc......................33
SECTION 3.26.    Representations of other Loan Parties........................33
SECTION 3.27.    Loans to Officers and Directors..............................34
SECTION 3.28.    Internal Controls............................................34
SECTION 3.29.    Subordinated Indebtedness; Ranking...........................34

                                   ARTICLE IV

                              Conditions of Lending

SECTION 4.01.    Conditions to Tranche A Loans................................34
SECTION 4.02.    Conditions to Tranche B Loans................................37

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.    Existence; Compliance with Laws; Businesses
                 and Properties...............................................38
SECTION 5.02.    Insurance....................................................39
SECTION 5.03.    Obligations and Taxes........................................39
SECTION 5.04.    Financial Statements, Reports, etc...........................39
SECTION 5.05.    Litigation and Other Notices.................................40
SECTION 5.06.    Information Regarding Collateral.............................41
SECTION 5.07.    Maintaining Records; Access to Properties and Inspections....41
SECTION 5.08.    Use of Proceeds..............................................42
SECTION 5.09.    Employee Benefits............................................42
SECTION 5.10.    Compliance with Environmental Laws...........................42
SECTION 5.11.    Preparation of Environmental Reports.........................42
SECTION 5.12.    Further Assurances...........................................42
SECTION 5.13.    Assignability of Contracts...................................43

                                Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----

SECTION 5.14.    Ranking......................................................44
SECTION 5.15.    Post-Closing Covenants.......................................44

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.    Indebtedness.................................................45
SECTION 6.02.    Liens........................................................46
SECTION 6.03.    Sale and Lease-Back Transactions.............................49
SECTION 6.04.    Investments, Loans and Advances..............................49
SECTION 6.05.    Acquisitions, Consolidations, Sales of Assets
                 and Acquisitions.............................................51
SECTION 6.06.    Restricted Payments; Restrictive Agreements..................51
SECTION 6.07.    Transactions with Affiliates.................................52
SECTION 6.08.    Business of the Borrower and its Subsidiaries................52
SECTION 6.09.    Other Indebtedness and Agreements............................52
SECTION 6.10.    Minimum Liquidity............................................53
SECTION 6.11.    Fiscal Year..................................................53
SECTION 6.12.    Certain Equity Securities....................................53
SECTION 6.13.    Amendments or Waivers of Documents Relating
                 to Indebtedness..............................................53
SECTION 6.14.    Wholly-Owned Subsidiaries....................................53
SECTION 6.15.    Excluded Subsidiaries........................................53

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.    Notices......................................................59
SECTION 9.02.    Survival of Agreement........................................60
SECTION 9.03.    Binding Effect...............................................60
SECTION 9.04.    Successors and Assigns.......................................61
SECTION 9.05.    Expenses; Indemnity..........................................64
SECTION 9.06.    Right of Setoff..............................................66
SECTION 9.07.    Applicable Law...............................................66
SECTION 9.08.    Waivers; Amendment...........................................66

                                Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----

SECTION 9.09.    Interest Rate Limitation.....................................67
SECTION 9.10.    Entire Agreement.............................................67
SECTION 9.11.    WAIVER OF JURY TRIAL.........................................67
SECTION 9.12.    Severability.................................................68
SECTION 9.13.    Counterparts.................................................68
SECTION 9.14.    Headings.....................................................68
SECTION 9.15.    Jurisdiction; Consent to Service of Process..................68
SECTION 9.16.    Confidentiality..............................................69
SECTION 9.17.    USA PATRIOT Act Notice.......................................70

                                Table of Contents
                                   (continued)

SCHEDULES
---------

Schedule 1.01(a)   -    Excluded Subsidiaries
Schedule 1.01(b)   -    Subsidiary Guarantors
Schedule 2.01      -    Lenders and Commitments
Schedule 3.08      -    Subsidiaries
Schedule 3.18      -    Insurance
Schedule 3.19      -    UCC Filing Offices
Schedule 3.20      -    Leased Real Property
Schedule 3.24      -    Financial Advisors
Schedule 6.01      -    Existing Indebtedness
Schedule 6.02      -    Existing Liens
Schedule 6.04      -    Existing Investments

EXHIBITS
--------

Exhibit A     -    Form of Administrative Questionnaire
Exhibit B     -    Form of Assignment and Acceptance
Exhibit C     -    Form of Guarantee and Collateral Agreement
Exhibit D     -    Form of Promissory Note
Exhibit E     -    Form of Opinion of Lowenstein Sandler PC
Exhibit F     -    Form of Borrowing Notice

      CREDIT AGREEMENT dated as of August 1, 2007, among GOAMERICA, INC., a Delaware corporation (the "Borrower"), the Lenders (as defined in Article I), and CLEARLAKE CAPITAL GROUP, LP, a Delaware limited partnership, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

                              PRELIMINARY STATEMENT

      The Borrower seeks to acquire all or substantially all of the assets of the Tele Relay Services division of Verizon Communications Inc. (the "TRS Division" and such acquisition, the "Acquisition").

      In connection with the signing of the definitive asset purchase agreement for the Acquisition (the "Acquisition Agreement"), the Borrower has requested the Lenders to extend credit in the form of (i) Loans made on the Closing Date in an aggregate principal amount of $1,000,000 and (ii) Loans made from time to time thereafter in an aggregate principal amount of up to $2,500,000. The proceeds of the Loans made on the Closing Date are to be used solely (a) to pay the $1,000,000 deposit payable by the Borrower upon the signing of the Acquisition Agreement (the "Deposit"), (b) for working capital and (c) to pay fees and expenses incurred in connection with the foregoing.

      The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

      SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

      "Acquired Entity" shall have the meaning assigned to such term in Section 6.04(g).

      "Acquisition" shall have the meaning assigned to such term in the preliminary statement to this Agreement.

      "Acquisition Agreement" shall have the meaning assigned to such term in the preliminary statement to this Agreement.

      "Acquisition Documents" shall mean the Acquisition Agreement, the Managed Services Agreement, the Debt Commitment Letter and the Stock Purchase Agreement (including, in each case, the Exhibits, Annexes and Schedules thereto).

      "Adjusted LIBO Rate" shall mean, with respect to any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

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                                                                               2


      "Administrative Agent" shall have the meaning assigned to such term in the Preamble.

      "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

      "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns 5% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

      "Agents" shall have the meaning assigned to such term in Article VIII.

      "Agreement" shall mean this Credit Agreement.

      "Applicable Cash Percentage" shall mean, for any day, with respect to any Loan, 4.00% per annum.

      "Applicable Percentage" shall mean, for any day, with respect to any Loan, the sum of the Applicable Cash Percentage and the Applicable PIK Percentage.

      "Applicable PIK Percentage" shall mean, for any day, with respect to any Loan, 4.00% per annum.

      "Article 9 Collateral" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

      "Asset Sale" shall mean the sale, transfer or other disposition (by way of acquisition, casualty, condemnation or otherwise) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary Guarantor of
(a) any Equity Interests of any Subsidiary (other than directors' qualifying shares and shares required by applicable law to be held by foreign nationals (but only to the extent of such requirement)) or (b) any other assets of the Borrower or any Subsidiary (other than (i) inventory, damaged, obsolete, excess or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) dispositions between or among Foreign Subsidiaries and (iii) any sale, transfer or other disposition (including casualty losses and condemnations) or series of related sales, transfers or other dispositions having a value not in excess of $5,000).

      "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

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                                                                               3


      "Borrowing" means a borrowing of Tranche B Loans made by the Lenders pursuant to Sections 2.01(b) to (d).

      "Borrowing Notice" means a written request for a Borrowing delivered pursuant to Section 2.01(c), substantially in the form of Exhibit F.

      "Borrower" shall have the meaning assigned to such term in the Preamble.

      "Breakage Event" shall have the meaning assigned to such term in Section 2.10.

      "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close and any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Called Principal" means, with respect to any Loan, the principal of such Loan that is to be prepaid pursuant to Section 2.08 or has become or is declared to be immediately due and payable pursuant to Article VII.

      "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Change in Control" shall mean the occurrence of any of the following on or after the Closing Date:

      (a) the direct or indirect sale, lease, transfer conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole;

      (b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of more than 30% of the Equity Interests of the Borrower having the right to vote for the election of members of the Board of Directors thereof;

      (c) individuals who on the Closing Date constitute the Board of Directors of the Borrower (together with any new directors whose appointment by the Board of Directors of the Borrower or whose nomination by the Board of Directors of the Borrower for election by the Borrower's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose appointment or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors then in office; and

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                                                                               4


      (d) any change in control (or similar event, however denominated) with respect to the Borrower or any other Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or any other Subsidiary is a party to the extent such change in control constitutes an "event of default" thereunder.

      "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.09, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Charges" shall have the meaning assigned to such term in Section 9.09.

      "Closing Date" shall mean August 1, 2007.

      "Closing Date Projections" shall have the meaning assigned to such term in
Section 4.01.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties, if any.

      "Collateral Agent" shall have the meaning assigned to such term in the Preamble.

      "Commitment" shall mean, with respect to each Lender, such Lender's Tranche A Commitment and such Lender's Tranche B Commitment. The initial aggregate amount of the Lenders' Commitments is $3,500,000.

      "Contingent Obligation", as applied to any person, means any direct or indirect liability, contingent or otherwise, of that person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any acceptance, letter of credit or surety bond or similar facility issued for the account of that person or as to which that person is otherwise liable for reimbursement of drawings, or (iii) under Hedging Agreements. Contingent Obligations shall include (a) the direct or indirect Guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Hedging Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such person, based on the assumption that such Hedging Agreement had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Hedging Agreement provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then in each such case, the amount of such obligation shall be the net amount so determined. The amount of any other Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

      "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

      "Credit Facilities" shall mean the loan facilities provided for by this Agreement.

      "Debt Commitment Letter" shall mean that certain Debt Financing Commitment Letter of even date herewith, by and between Clearlake Capital Group, LP and the Borrower.

      "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

      "Deposit" shall have the meaning assigned to such term in the preliminary statement to this Agreement.

      "Disqualified Stock" shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the six-month anniversary of the Stated Maturity, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the six-month anniversary of the Stated Maturity.

      "dollars" or "$" shall mean lawful money of the United States of America.

      "Domestic Subsidiary" shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

      "Employee" means any current officer, director, consultant, employee, independent contractor, agent and other person, who renders services to the Borrower or any of its Subsidiaries.

      "Environmental Laws" shall mean all applicable former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

      "Environmental Liability" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (h) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

      "Event of Default" shall have the meaning assigned to such term in Article VII.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Excluded Subsidiary" means each Subsidiary set forth on Schedule 1.01(a) that has been designated by the Borrower as an Excluded Subsidiary (and as to which such designation has not been withdrawn by the Borrower in a written notice to the Administrative Agent or deemed withdrawn pursuant to Section 6.15); provided that (a) the combined gross revenue of all Excluded Subsidiaries for the period of four fiscal consecutive quarters most recently ended does not exceed $5,000, (b) the combined total assets of the Excluded Subsidiaries at any time is less than $5,000 and (c) no Excluded Subsidiary owns or possesses any Intellectual Property or other assets that are material to the business of the Borrower and its Subsidiaries, taken as a whole.

      "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, profits or gains (however denominated) by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.14(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a).

      "Expense Reimbursement Letter" shall mean that certain letter agreement regarding expense reimbursement of even date herewith, between the Borrower and the Administrative Agent.

      "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

      "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

      "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

      "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality, regulatory body, board or commission.

      "Granting Lender" shall have the meaning assigned to such term in Section 9.04(i).

      "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

      "Guarantee  and  Collateral   Agreement"  shall  mean  the  Guarantee  and
Collateral Agreement, substantially in the form of Exhibit C, among the Borrower, the Subsidiaries party thereto, and the Collateral Agent for the benefit of the Secured Parties.

      "Hazardous Materials" shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

      "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and not more than 120 days overdue except to the extent such accounts payable are being contested in good faith by the Borrower or the applicable Subsidiary), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit and (j) all obligations of such person in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

      "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

      "Indemnitee" shall have the meaning assigned to such term in Section 9.05(b).

      "Information"  shall  have the  meaning  assigned  to such term in Section
9.16.

      "Intellectual Property" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

      "Interest Payment Date" means (a) the 1st day of each month, commencing September 1, 2007, provided if any such day is not a Business Day, such Interest Payment Date shall be extended to the next succeeding Business Day and interest shall accrue for each day of such extension and (b) the date of any payment of principal in accordance with this Agreement.

      "Interest Period" means a period commencing on an Interest Payment Date and ending on the next succeeding Interest Payment Date determined under clause
(a) of the definition thereof; provided that (x) the first Interest Period for any Tranche A Loan shall commence on the Closing Date and end on the next succeeding Interest Payment Date, (y) the first Interest Period for any Tranche B Loan shall commence on the date such Tranche B Loan is funded by the Lenders and end on the next succeeding Interest Payment Date, and (z) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

      "Lenders" shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

      "LIBO Rate" means, with respect to any Interest Period, the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page or service providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., New York time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a three-month maturity (rounded upward to the nearest 1/16 of one percent). In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Interest Period shall be the three-month London Interbank Offered Rate (rounded upward to the nearest
1/16 of one percent) as published in The Wall Street Journal on such date of determination, and if this later index ceases to exist or is no longer published or announced, then the term "LIBO Rate" means the Prime Rate (rounded upward to the nearest 1/16 of one percent) as published in The Wall Street Journal on such date of determination. The LIBO Rate shall be determined on any date of determination by the Administrative Agent or, if no Administrative Agent then exists, by the Lender of the Loan on which interest is owed.

      "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Liquidity" shall mean, as of any date, the aggregate amount of cash and Permitted Investments owned by the Loan Parties on such date.

      "Loan Documents" shall mean this Agreement, the Security Documents and the promissory notes executed and delivered pursuant to Section 2.03(d).

      "Loan Parties" shall mean collectively, the Borrower and the Subsidiary Guarantors (including, for the avoidance of doubt, each Subsidiary that has ceased to be an Excluded Subsidiary and is required to execute and deliver the Guarantee and Collateral Agreement pursuant to Section 5.12).

      "Loans" shall mean the Tranche A Loans, the Tranche B Loans and any PIK interest paid hereunder.

      "Make-Whole Amount" means, with respect to any Loan, an amount equal to the aggregate amount of interest that would have otherwise been payable from and including the date of prepayment through but excluding the Stated Maturity on the Called Principal (taking into account the capitalization of PIK interest), minus the aggregate amount of interest the Lenders would earn if the Called Principal were reinvested for the period from the date of prepayment through the Stated Maturity at the Treasury Rate plus 0.50%.

      "Managed Services Agreement" shall mean that certain Managed Services Agreement of even date herewith, by and between the Borrower and Stellar Nordia Services LLC, a Nevada limited liability company.

      "Margin Stock" shall have the meaning  assigned to such term in Regulation
U. "Material Adverse Change" shall mean a Material Adverse Effect or the existence of any action, suit, investigation, litigation or proceeding pending or threatened that (i) would reasonably be expected to (A) have a material adverse effect on the assets, liabilities, customer or supplier relationships, financial condition, operations or results of operations of the Borrower and its Subsidiaries and the TRS Division taken as a whole, (B) materially adversely affect the ability of the Borrower and its Subsidiaries to perform its obligations under the Acquisition Agreement or the Loan Documents or (ii) would reasonably be expected to materially adversely affect the Acquisition or the Transactions or prevent the anticipated use of the proceeds of the Loans.

      "Material Adverse Effect" shall mean a material adverse change in the assets, liabilities, customer or supplier relationships, financial condition, operations or results of operations of the Borrower and its Subsidiaries and the TRS Division taken as a whole, provided, however, in each case, not including any change that (A) is generally applicable to the U.S. economy, (B) is generally applicable to Internet protocol data and voice providers, (C) results from the execution of the Acquisition Agreement or the announcement of the Acquisition Agreement or (D) relates to changes in generally accepted accounting principles generally applicable to companies serving as Internet protocol data and voice providers occurring after the date of the Acquisition Agreement

      "Material Indebtedness" shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "Maturity Date" shall mean the earliest of (i) consummation of the Acquisition, (ii) the date that is 90 days after the termination of the Acquisition Agreement or (iii) Stated Maturity.

      "Maximum  Rate"  shall have the  meaning  assigned to such term in Section
9.09.

      "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

      "Mortgaged Properties" shall mean each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12.

      "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.12.

      "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal and other professional fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower's intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds.

      "Obligations" shall mean all obligations of every nature of each Loan Party from time to time owed to the Collateral Agent, the Administrative Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, Make-Whole Amount, fees, expenses, indemnification or otherwise.

      "OFAC" shall have the meaning assigned to such term in Section 3.25(d).

      "Organizational Documents" means with respect to any person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of such person.

      "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

      "Perfection   Certificate"   shall   mean   the   Perfection   Certificate
substantially  in  the  form  of  Exhibit  B to  the  Guarantee  and  Collateral
Agreement.

      "Permitted  Acquisition"  shall have the meaning  assigned to such term in
Section 6.04(g).

      "Permitted Investments" shall mean:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

      (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

      (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

      (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

      (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through
(d) above; and

      (f) investments in so-called "auction rate" securities rated AAA or higher by S&P or Aaa or higher by Moody's and which have a reset date not more than 90 days from the date of acquisition thereof.

      "person" shall mean any natural person, corporation, business trust, joint
venture,   association,   company,   limited  liability  company,   partnership,
Governmental Authority or other entity.

      "PIK" shall have the meaning assigned to such term in Section 2.04(b).

      "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Qualified Capital Stock" of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

      "Register"  shall  have  the  meaning  assigned  to such  term in  Section
9.04(d).

      "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Related Fund" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person's Affiliates.

      "Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

      "Required Lenders" shall mean, at any time, Lenders having Loans and Commitments representing more than 50% of the sum of all Loans and Commitments at such time; provided that, for purposes of any determination to provide a requested Tranche B Loan under Section 2.01(d), "Required Lenders" shall mean Lenders having Commitments representing more than 50% of all Commitments at such time.

      "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

      "Restricted Indebtedness" shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

      "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary.

      "S&P" shall mean Standard & Poor's Ratings Service, or any successor thereto.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Secured Parties" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

      "Security Documents" shall mean the Guarantee and Collateral Agreement, the Mortgages, if any, and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

      "Solvent" shall have the meaning assigned to such term in Section 3.22.

      "SPC" shall have the meaning assigned to such term in Section 9.04(i).

      "Stated Maturity" shall mean August 2, 2008.

      "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Loans bearing interest at a rate determined by reference to the Adjusted LIBO

Rate shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D of the Board and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Stock  Purchase   Agreement"  shall  mean  that  certain  Stock  Purchase
Agreement of even date herewith, by and between CCP A, L.P. and the Borrower.

      "Subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower after giving effect to the transactions contemplated by the Transaction Documents.

      "Subsidiary Guarantor" shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement or otherwise provides a guarantee in respect of the Obligations.

      "Synthetic Purchase Agreement" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

      "Taxes" shall mean any and all present or future taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

      "Terrorism Order" shall have the meaning assigned to such term in Section 3.25.

      "Tranche A Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche A Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders' Tranche A Commitments is $1,000,000.

      "Tranche B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche B Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. The initial aggregate amount of the Lenders' Tranche B Commitments is $2,500,000.

      "Tranche A Loans" shall mean the loans made by the Lenders to the Borrower pursuant to Section 2.01(a) hereof and any PIK interest paid thereon.

      "Tranche B Loans" shall mean the loans made by the Lenders to the Borrower pursuant to Section 2.01(b) through (d) hereof and any PIK interest paid thereon.

      "Transaction Documents" shall mean the Acquisition Agreement and all material exhibits and schedules thereto and all agreements expressly contemplated thereby and the Loan Documents, in each case as amended from time to time in accordance with the terms hereof and thereof.

      "Transactions" shall mean, collectively, the transactions to occur on or about the Closing Date pursuant to the Transaction Documents, including (a) the signing of the Acquisition Agreement; (b) the signing of the Managed Services Agreement; (c) the payment of the Deposit; (d) the execution and delivery of the Loan Documents and the borrowings hereunder; and (e) the payment of related fees and expenses.

      "Treasury Rate" shall mean a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Required Lenders on the date 3 Business Days prior to the date of prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term ending closest to, but prior to, the Stated Maturity.

      "TRS Division" shall have the meaning assigned to such term in the preliminary statement to this Agreement.

      "USA PATRIOT Act" shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

      "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

      "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

      SECTION 1.03. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted as an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

                                   ARTICLE II

                                   The Credits

      SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Tranche A Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche A Commitment, at a purchase price of 96.5% of par.

      (b) If requested by the Borrower pursuant to Section 2.01(c) after the Closing Date but prior to the termination or expiration of the Commitments, the Lenders may, in the sole discretion of the Required Lenders, make Tranche B Loans to the Borrower from time to time in an aggregate principal amount not to exceed their respective Tranche B Commitments, at a purchase price of 100.0% of par.

      (c) If the Borrower wishes to request that the Lenders make a Tranche B Loan, the Borrower shall deliver to the Administrative Agent and the Lenders a duly completed Borrowing Notice not later than 1:00 p.m. New York City time on a Business Day that is not less than ten (10) Business Days prior to the requested funding date for such Borrowing. Each such Borrowing Notice shall be irrevocable and shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the principal amount of Tranche B Loans requested to be borrowed in such Borrowing (which shall not be less than the lesser of (A) $500,000, and (B) all remaining Tranche B Commitments), (iii) the expected use of proceeds of such Tranche B Loans and (iv) such other information relating to the Borrowing set forth in the Borrowing Notice.

      (d) If, within seven (7) Business Days of receipt of a Borrowing Notice, Lenders constituting the Required Lenders shall have notified the Administrative Agent and the Borrower that they are willing to provide the requested Tranche B Loan, the Lenders shall, subject to satisfaction of the conditions set forth in
Section 4.02 hereof and relying upon the representations and warranties herein set forth, fund their respective pro rata portions of such Tranche B Loan on the requested funding date in accordance with their respective Tranche B Commitments.

      (e) Amounts paid or prepaid in respect of Loans may not be reborrowed.

      SECTION 2.02. Loans. (a) The failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

      (b) Each Lender shall make the Tranche A Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds to such account in New York City as the Borrower may designate not later than 1:00 p.m., New York City time. Each Lender shall make any Tranche B Loan to be made by it hereunder on the requested funding date by wire transfer of immediately available funds to such account in New York City as the Borrower may designate not later than 1:00 p.m., New York City time.

      SECTION 2.03. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to each Lender the principal amount of each Loan of such Lender as provided in Section 2.07.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and cash and PIK interest payable and paid to such Lender from time to time under this Agreement.

      (c) The entries made in the accounts maintained pursuant to paragraph (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

      (d) On the Closing Date, the Borrower shall execute and deliver to each Lender a promissory note payable to such Lender and its registered assigns in substantially the form attached hereto as Exhibit D.

      SECTION 2.04. Interest on Loans. (a) Subject to the provisions of Section 2.05, the Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate then in effect plus the Applicable Percentage.

      (b) Interest on each Loan shall be payable in cash on the Interest Payment Dates except as otherwise provided in this Agreement; provided that a portion of the interest on the Loans representing interest at a rate per annum equal to the Applicable PIK Percentage shall be payable in kind ("PIK") on the Interest Payment Dates in the form of additional Loans (valued at 100% of the face amount thereof, which shall be rounded upward to the nearest $1.00). The applicable Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      SECTION 2.05. Default Interest. If any Event of Default occurs and continues unremedied for two Business Days, to the extent permitted by law, the Obligations shall, while such Event of Default exists, bear cash interest (after as well as before judgment), payable on demand, at the rate otherwise applicable to a Loan pursuant to Section 2.04 plus 2.00% per annum.

      SECTION 2.06. Termination of Commitments. The Tranche A Commitments shall automatically terminate upon the making of the Loans on the Closing Date. All Commitments shall automatically terminate at 5:00 p.m., New York City time, on December 31, 2007 if the Closing Date shall not have occurred by such time.

      SECTION 2.07. Repayment of Loans. To the extent not previously paid, all Loans (including capitalized PIK interest) shall be due and payable on the Maturity Date together with accrued and unpaid cash and PIK interest on the principal amount to be paid to but excluding the date of payment. The Borrower shall pay all such amounts to the Lenders on the Maturity Date or, if the Maturity Date is not a Business Day, on the next preceding Business Day. Notwithstanding anything to the contrary in the foregoing or in the definition of "Maturity Date", any repayment of the Loans on the date of consummation of the Acquisition shall be deemed an optional prepayment of the Loans pursuant to
Section 2.08(a) hereof (but not subject to Section 2.08(b)) unless (i) the Loans are repaid with the proceeds of a debt financing provided by the Agent or its Affiliates or (ii) the Loans are not repaid with the proceeds of a debt financing provided by the Agent or its Affiliates solely as a result of a breach by the Agent or such Affiliates of its obligation to provide such debt financing under the Debt Commitment Letter.

      SECTION 2.08. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any of the Loans, in whole or in part, at 100% of the principal amount so prepaid, plus the Make-Whole Amount and accrued and unpaid cash and PIK interest thereon, to but excluding the applicable prepayment date (provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $500,000). The Borrower will give at least 5 Business Days' prior written notice of each optional prepayment under this Section 2.08(a) to the Administrative Agent and the Lenders. Each such notice shall specify the prepayment date, the aggregate principal amount of the Loans to be prepaid on such date, the principal amount of each Loan owned by such Lender to be prepaid (determined in accordance with Section 2.11), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Such notice shall be irrevocable unless the Required Lenders agree otherwise in writing, and shall commit the Borrower to prepay the Loans by the amount stated therein on the date stated therein. Two Business Days prior to such prepayment, the Borrower shall deliver to each Lender and the Administrative Agent a certificate of a Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      (b) Not later than the 20th Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans at 100% of the principal amount so prepaid, plus the Make-Whole Amount and accrued and unpaid cash and PIK interest thereon, to but excluding the date of payment. Two Business Days prior to such prepayment, the Borrower shall deliver to each Lender and the Administrative Agent a certificate of a Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      (c) All prepayments under this Section 2.08 shall be subject to Section 2.10.

      SECTION   2.09.   Reserve    Requirements;    Change   in   Circumstances.
(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender, upon demand, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

      (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

      (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

      (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 90 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 90-day period. The protection of this Section shall be available to each Lender and regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

      SECTION 2.10. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of
(a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in such Lender receiving or being deemed to receive any amount on account of the principal of any Loan prior to the end of the Interest Period in effect therefor (a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.10 shall be delivered to the Borrower and shall be conclusive absent manifest error.

      SECTION 2.11. Pro Rata Treatment. Each payment or prepayment of principal of the Loans and each payment of cash or PIK interest or Make-Whole Amount on the Loans shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans.

      SECTION 2.12. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.12 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

      SECTION 2.13. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Loan or any fees or other amounts but excluding PIK interest paid in accordance with the terms hereof) hereunder and under any other Loan Document not later than 1:00 pm, New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment that is payable to a Lender shall be paid directly to such Lender at the office identified on Schedule 2.01 for such Lender or as otherwise directed by such Lender in writing from time to time, and each such payment that is payable to the Administrative Agent or the Collateral Agent shall be paid directly to the Administrative Agent or Collateral Agent, as applicable, at their respective offices identified on Schedule 2.01 or as otherwise directed by the Administrative Agent or Collateral Agent, as applicable, in writing from time to time.

      (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or cash or PIK interest or the Make-Whole Amount on any Loan or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

      SECTION 2.14. Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on behalf of itself, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent or the applicable Lender, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or the applicable Lender, as the case may be.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

      (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
2.14 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other person.

      SECTION 2.15. Assignment of Loans Under Certain Circumstances; Duty to Mitigate. In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.09, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.14, (iii) if any Lender defaults on its obligations to make Loans hereunder, or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) in the case of an assignment resulting from a Lender's default on its obligation to make Loans hereunder, such assignment shall not preclude the Borrower from pursuing any other remedies Borrower may have against such assigning Lender, (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and cash and PIK interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under

Section 2.09 and 2.10); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.09 or the amounts paid pursuant to Section 2.14, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital or cease to result in amounts being payable under Section 2.14, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.09 in respect of such circumstances or event or shall waive its right to further payments under Section 2.14 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by this Section 2.15(a).

      (b) If (i) any Lender shall  request  compensation  under  Section 2.09 or
(ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.09 or would reduce amounts payable pursuant to Section 2.14, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

                                  ARTICLE III

                         Representations and Warranties

      The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

      SECTION  3.01.  Organization;  Powers.  Except as  expressly  permitted by
Section 5.15(d), each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

      SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and
(b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

      SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as the enforceability of the Loan Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally.

      SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, and (b) such as have been made or obtained and are in full force and effect.

      SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders (a) U.S. GAAP audited consolidated or combined, as applicable, balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower for the 2004, 2005 and 2006 fiscal years, audited by and accompanied by the opinion of WithumSmith + Brown, P.C., independent public accountants and (b) U.S. GAAP unaudited consolidated or combined, as applicable, balance sheets and related statements of income and cash flows of the Borrower for (i) each subsequent fiscal quarter ended 45 days before the Closing Date and
(ii) to the extent available, each fiscal month after the most recent fiscal quarter for which financial statements were received by the Lenders as described above and ended 45 days before the Closing Date and, in each case, certified by the chief financial officer of the Borrower. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower as of the dates thereof required to be disclosed by GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

      SECTION 3.06. No Material Adverse Change. No Material Adverse Change has occurred since December 31, 2006.

      SECTION 3.07. Title to Properties;  Possession Under Leases;  Intellectual
Property. (a) Each of the Loan Parties has good and marketable title to, or valid leasehold interests in, all its properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

      (b) Each of the Loan Parties has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect. Each of the Loan Parties enjoys peaceful and undisturbed possession of the property subject to such leases.

      (c) As of the Closing Date, the Borrower and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property, that are owned or licensed by the Borrower or any of its Subsidiaries on the Closing Date are described on Schedule III to the Guarantee and Collateral Agreement.

      SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower or any other Subsidiary therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower or such other Subsidiary, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

      SECTION 3.09. Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting any of the Loan Parties or any business, property or rights of any such person that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      (b) None of the Loan Parties or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

      (c) None of the Loan Parties is, in any material respect, in conflict or default with respect to or in violation of any applicable laws, regulations, orders or non-monetary judgments.

      SECTION 3.10. Agreements. (a) None of the Loan Parties is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (b) None of the Loan Parties is or has been in any material respect in default under or in violation of the performance of any of its obligations under any material agreement, and, to the knowledge of the Loan Parties, no other party thereto is in default under or in violation of the performance of any of its obligations under any such material agreement.

      SECTION 3.11. Federal Reserve Regulations. (a) None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

      (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

      SECTION 3.12. Government Regulation. None of the Loan Parties is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. None of the Loan Parties is subject to regulation under the Federal Power Act, the Interstate Commerce Act, the ICC Termination Act, as amended, or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or Contingent Obligations or which may otherwise render all or any portion of the Obligations unenforceable.

      SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

      SECTION 3.14. Taxes. Each of the Loan Parties has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party shall have set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.15. Disclosure. (a) All factual information (taken as a whole) furnished by or on behalf of the Borrower and its Subsidiaries in writing to the Administrative Agent, the Collateral Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or its Subsidiaries in writing to the Administrative Agent, the Collateral Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. No representation or warranty of any Loan Party contained in any Loan Document or in any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Loan Parties (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Administrative Agent, the Collateral Agent and the Lenders for use in connection with the transactions contemplated hereby.

      (b) The Closing Date Projections have been diligently prepared on a basis consistent with the financial statements delivered to the Lenders and the Administrative Agent pursuant to Section 3.05 and are based on good faith estimates and assumptions believed by management of the Borrower to be reasonable as of the date of the Closing Date Projections, and there are no statements or conclusions in any of the Closing Date Projections which are based upon or include information known to any Loan Party or any of their Subsidiaries to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Closing Date, the Borrower believes that the Closing Date Projections were reasonable, it being recognized by the Lenders and the Administrative Agent, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Closing Date Projections may differ from the projected results and such differences may be material.

      SECTION 3.16. Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the last annual valuation date applicable thereto, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

      SECTION 3.17. Environmental Matters. None of the Loan Parties (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability which, in each case, would or could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Loan Parties as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Loan Parties have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

      SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and
(i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19, the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral in which a Lien can be perfected under Article 9 of the Uniform Commercial Code, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

      (b) Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on
Schedule 3.19, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

      SECTION 3.20. Location of Real Property and Leased Premises. The Borrower and its Subsidiaries do not own any real property. Schedule 3.20 lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20.

      SECTION 3.21. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against any of the Loan Parties pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any of the Loan Parties, or for which any claim may be made against any of the Loan Parties, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of any of the Loan Parties. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any of the Loan Parties is bound.

      SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of the Loans and after giving effect to the application of the proceeds of the Loans, each Loan Party will be Solvent. As used herein with respect to any Loan Party, "Solvent" shall mean (a) the fair value of the assets of such Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become due; (c) such Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due; and (d) such Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

      SECTION 3.23. Transaction Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto). No Loan Party or, to the knowledge of the Borrower, any other person party thereto is in default in the performance or compliance with any material provisions thereof. The Acquisition Agreement complies in all material respects with all applicable laws. All representations and warranties set forth in the Acquisition Agreement were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

      SECTION 3.24. Financial Advisors. Except as set forth in Schedule 3.24, no agent, broker, investment banker, finder, financial advisor or other person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Borrower with respect to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby, and the Borrower hereby indemnifies the Lenders and the Administrative Agent against, and agrees that it will hold the Lenders and the Administrative Agent harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability. SECTION 3.25. Foreign Assets Control Regulations, Etc. (a) Neither the borrowing of the Loans by the Borrower hereunder nor its use of the proceeds thereof will violate (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13,224, 66 Fed Reg 49,079
(2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the "Terrorism Order") or (iv) the USA PATRIOT ACT. No part of the proceeds from the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

      (b) No Loan Party (i) is or will become a "blocked person" as described in
Section 1 of the Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is otherwise associated, with any such blocked person or any such person.

      (c) Each of the Loan Parties and its Affiliates are in compliance, in all material respects, with the USA PATRIOT Act.

      (d) None of the Loan Parties nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any of the Loan Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

      SECTION 3.26. Representations of other Loan Parties. The representations and warranties of each Subsidiary Guarantor contained in the Loan Documents to which it is a party are true and correct in all material respects as of the date they are made and shall be true and correct at the time of the Closing Date.

      SECTION 3.27. Loans to Officers and Directors. There are no outstanding loans made by the Borrower or any of its Subsidiaries to any of their officers, directors or shareholders (directly or indirectly) or any of such persons' Affiliates.

      SECTION 3.28. Internal Controls. The Borrower and its Subsidiaries maintain a system of internal control over financial reporting. Such internal controls over financial reporting provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. To the best of the Borrower's knowledge, there are no significant deficiencies or material weaknesses in the design or operation of the Borrower's and its Subsidiaries' ability to record, process, summarize and report financial data. There is and has been no fraud, whether or not material, that involves management or other Employees who have a significant role in the Borrower's and/or its Subsidiaries' internal controls.

      SECTION 3.29. Subordinated Indebtedness; Ranking. The Obligations constitute senior indebtedness that is entitled to the benefits of the subordination provisions, if any, of all Indebtedness and Contingent Obligations of the Borrower and its Subsidiaries. All liabilities of the Borrower and its Subsidiaries under the Loan Documents constitute direct, unconditional and general obligations of the Borrower and its Subsidiaries and rank in right of payment either pari passu or senior to all other Indebtedness and Contingent Obligations of the Borrower and its Subsidiaries.

                                   ARTICLE IV

                              Conditions of Lending

      SECTION 4.01. Conditions to Tranche A Loans. The obligations of the Lenders to make Tranche A Loans hereunder are subject to the satisfaction of the following conditions on the Closing Date:

      (a) (i) The Acquisition Documents shall be executed and delivered by each of the parties thereto and shall be in form and substance reasonably satisfactory to the Administrative Agent, and the representations and warranties made in Article IV of the Acquisition Agreement shall be true and correct in all material respects; (ii) the representations and warranties set forth in Article III of this Agreement and in each other Loan Document shall be true and correct in all material respects; and (iii) the Acquisition Documents shall be in full force and effect.

      (b) At the time of and immediately after the Closing Date, no Default or Event of Default shall have occurred and be continuing.

      (c) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, a favorable written opinion of Lowenstein Sandler PC, counsel for the Loan Parties, substantially to the effect set forth in Exhibit E, (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the

Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

      (d) All legal matters incident to this Agreement, the extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders and to the Administrative Agent.

      (e) The Administrative Agent shall have received the following from or with respect to each Loan Party:

            (i) a copy of the certificate or articles of incorporation or other such Organizational Document, including all amendments thereto, certified as of a recent date by either the Secretary of State of the state of its organization or such Governmental Authority, and, except in respect of Wynd Communications Corporation, a certificate certifying that such Loan Party has paid all franchise taxes due and payable on or prior to the date of such certificate and such Loan Party is duly organized and in good standing under the laws of such jurisdiction;

            (ii) a certificate of the Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto are true and complete copies of the Organizational Documents of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other such Organizational Document of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and
      (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

            (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and

            (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

      (f) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of this Section 4.01.

      (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

      (h) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

      (i) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, in which the chief executive office of each such person is located and in the other jurisdictions in which such persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

      (j) [Intentionally omitted]

      (k) The Transactions shall have been, or substantially simultaneously with the funding of the Loans on the Closing Date shall be, consummated in accordance with applicable law and on the terms described herein and in the Acquisition Agreement and all other material related documentation, in each case in the form provided to the Administrative Agent.

      (l) No stockholder rights plan or "poison pill" shall have been triggered or otherwise become exercisable in connection with the Transactions.

      (m) The Lenders shall have received the financial statements and opinions referred to in Section 3.05.

      (n) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that each of the Loan Parties, in each case after giving effect to the Transactions and the other transactions contemplated hereby, is Solvent.

      (o) All requisite Governmental Authorities and other material third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transactions.

      (p) The Administrative Agent and the Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.

      (q) All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Lenders and the Administrative Agent, and the Lenders and the Administrative Agent shall have received all such counterpart originals or certified or other copies of such documents as the Lenders or Agent may reasonably request.

      (r) The Lenders and the Administrative Agent shall have received the forecasted financial statements of the Borrower and its Subsidiaries, consisting of balance sheets, income statements and cash flow statements for the Borrower and its Subsidiaries giving effect to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, dated as of February, 2007 (the "Closing Date Projections"), in form and substance satisfactory to the Lenders and the Administrative Agent, together with an Officer's Certificate from the Borrower's chief executive officer and chief financial officer regarding the Closing Date Projections.

      (s) There shall have occurred no Material Adverse Change since December 31, 2006.

      (t) The Administrative Agent and the Lenders shall have completed their business, legal and accounting due diligence of the Borrower, its Subsidiaries and the TRS Division with results satisfactory to the Administrative Agent and the Lenders in their sole discretion.

      SECTION 4.02. Conditions to Tranche B Loans. In respect of any requested Borrowing that the Required Lenders have elected to provide, the obligation of each Lender to make Tranche B Loans in accordance with its Tranche B Commitment is and shall be subject to and conditioned upon the satisfaction, on and as of the date of such Borrowing, each of the following conditions precedent:

      (a) The  Commitments  shall not have been  terminated  pursuant to Article
VII.

      (b) No Default or Event of Default shall have occurred and be continuing.

      (c) (i) The representations and warranties made in Article IV of the Acquisition Agreement shall be true and correct in all material respects as of the date of such Borrowing (except that any of such representations and warranties that expressly relate to an earlier date shall be true and correct in all material respects as of such earlier date); (ii) the representations and warranties set forth in Article III of this Agreement and in each other Loan Document shall be true and correct in all material respects as of the date of such Borrowing (except that any of such representations and warranties that expressly relate to an earlier date shall be true and correct in all material respects as of such earlier date); and (iii) the Acquisition Documents shall be in full force and effect.

      (d) There shall have occurred no Material Adverse Change since December 31, 2006.

      (e) The Administrative Agent shall have received a certificate, dated as of the date of such Borrowing and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Section 4.02.

      (f) Borrower shall have duly executed and delivered a Borrowing Notice in proper form for such Borrowing;

      (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

      (h) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that each of the Loan Parties, in each case after giving effect to such Borrowing and the anticipated use of proceeds thereof, is Solvent.

                                   ARTICLE V

                              Affirmative Covenants

      The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and Make-Whole Amount, if any, on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders (or the Administrative Agent acting at the written direction of the Required Lenders) shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

      SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

      (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary and material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property necessary and material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

      SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

      (b) Cause all such policies covering any Collateral (which, for the avoidance of doubt, shall not include directors and officers liability policies) to be endorsed to the Administrative Agent's satisfaction for the benefit of the Administrative Agent (as loss payee with respect to personal property and additional insured with respect to general liability and umbrella liability coverage).

      SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

      SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

      (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by WithumSmith + Brown, P.C. or other independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which opinion shall be without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied;

      (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheet and related statements of operations and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of the Financial Officers of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

      (c) concurrently with any delivery of financial statements under paragraph
(a) or (b) above, a certificate of the accounting firm (in the case of paragraph
(a)) or Financial Officer (in the case of paragraph (b)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

      (d) within 90 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

      (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with any Governmental Authority or securities exchange, or distributed to its shareholders, as the case may be;

      (f) so long as Borrower is not prohibited by law from doing so, promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received by any such person from its certified public accountants and the management's response thereto;

      (g) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

      (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

      SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

      (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

      (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

      (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $250,000; and

      (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      SECTION 5.06. Information Regarding Collateral. (a) Furnish to the Administrative Agent prompt written notice of any change (and in any event within 10 days of such change) (i) in any Loan Party's corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

      (b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

      (c) Maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include accounting records in accordance with such practices indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail satisfactory to the Administrative Agent showing the identity, amount and location of any and all Article 9 Collateral.

      SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Upon reasonable notice, each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the
Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor; provided that, unless an Event of Default shall have occurred and be continuing, (i) the Agent may exercise such inspection rights not more than once per year and (ii) the Lenders shall not have the right to exercise such inspection rights.

      SECTION 5.08. Use of Proceeds. Use the proceeds of the Tranche A Loans only for the purposes specified in the introductory statement to this Agreement and use the proceeds of any Tranche B Loan only for the purposes specified in the applicable Borrowing Notice.

      SECTION 5.09. Employee Benefits. Comply in all material respects with the applicable material provisions of ERISA and the Code.

      SECTION 5.10. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that neither the Borrower nor any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

      SECTION 5.11. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

      SECTION 5.12. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. In addition, from time to time, the Borrower will (and will cause its Subsidiaries to), at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Loan Parties (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any real property (or any interest in real property) having a value in excess of $100,000.

      (b) Upon the consummation of any Permitted Acquisition of any person by any of the Loan Parties, upon the formation by any of the Loan Parties of any Domestic Subsidiary or upon any Subsidiary ceasing to be an Excluded Subsidiary (either because the Borrower voluntarily withdraws such designation or because such designation is deemed withdrawn pursuant to Section 6.15), the Borrower shall cause the person so acquired or formed, or such Subsidiary that is no longer an Excluded Subsidiary, as the case may be, at the election of the Administrative Agent or Required Lenders, to be designated as a Subsidiary Guarantor of the Obligations. Such person shall become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, (i) such person shall execute and deliver such Security Documents, agreements and documents as the Administrative Agent, Collateral Agent or the Required Lenders may reasonably request to grant a first priority perfected Lien in respect of substantially all of its real and personal property in favor of the Collateral Agent and the Lenders, and (ii) the Loan Parties owning Equity Interests in such person shall pledge all such Equity Interests in such person.

      (c) Notwithstanding anything to the contrary in paragraph (a) or (b) of this Section 5.12, no Foreign Subsidiary shall be required to grant a security interest in its assets to secure the Obligations or to guarantee the Obligations to the extent the granting of such security interest or the making of such guarantee (i) would result in adverse tax consequences to the Borrower (as certified to the Administrative Agent by a Financial Officer of the Borrower),
(ii) is prohibited by applicable law, or (iii) would, in the reasonable judgment of the Administrative Agent, be unreasonably costly in light of the benefit such security interest or guarantee would provide to the Lenders.

      SECTION 5.13. Assignability of Contracts. Use commercially reasonable efforts to exclude from all agreements or documents entered into after the Closing Date, any term or provision that would prevent a Loan Party from granting a Lien in such agreements or documents to the Collateral Agent under the Security Documents.

      SECTION 5.14. Ranking. Ensure that, at all times, all liabilities of the Borrower and its Subsidiaries under this Agreement or the other Loan Documents shall rank in right of payment either pari passu or senior to all other Indebtedness and Contingent Obligations of the Borrower and its Subsidiaries.

      SECTION 5.15. Post-Closing Covenants.

      (a) Within 10 Business Days of the Closing Date, the Borrower shall have delivered to the Administrative Agent a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall have been endorsed or otherwise amended to include a customary lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent. During such 10 Business Day period, the Borrower shall not be required to comply with the provisions of
Section 5.02(b) hereof.

      (b) Within 30 days of the Closing Date, the Loan Parties shall have executed and delivered each of the agreements required to be delivered pursuant to Section 4.04(b) of the Guarantee and Collateral Agreement. During such 30 day period, the Borrower shall not be required to comply with the provisions of
Section 4.04(b) of the Guarantee and Collateral Agreement.

      (c) The Borrower shall use its commercially reasonable efforts to enter into landlord consent, estoppel and collateral access agreements in form and substance reasonably satisfactory to the Administrative Agent with respect to the Borrower's leased real property located in Hackensack, New Jersey within 30 Business Days of the Closing Date.

      (d) Within 10 Business Days of the Closing Date, the Borrower shall have delivered to the Administrative Agent evidence that Wynd Communications Corporation, a California corporation, is in good standing under the laws of the State of California. During such 10 Business Day period, the failure of Wynd Communications Corporation to be in good standing under the laws of the State of California shall not constitute a Default or Event of Default hereunder or a breach of Section 3.01(a) or (c) hereof.

                                   ARTICLE VI

                               Negative Covenants

      The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and Make-Whole Amount, if any, on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders (or the Administrative Agent acting at the written direction of the Required Lenders) shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

      SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

            (a)  Indebtedness  existing  on the  date  hereof  and set  forth in
      Schedule 6.01 and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

            (b)  Indebtedness   created  hereunder  and  under  the  other  Loan
      Documents;

            (c) intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c);

            (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $250,000 at any time outstanding;

            (e) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $250,000 at any time outstanding;

            (f) Indebtedness under performance bonds or with respect to workers' compensation claims, in each case incurred in the ordinary course of business;

            (g) Indebtedness owed to any bank consisting of liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds (none of which shall consist of Indebtedness for borrowed money);

            (h) Indebtedness existing or arising under Hedging Agreements; provided that such obligations are (or were) entered into in the ordinary course of the Borrower's business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by the Borrower, and not for the purposes of speculation or taking a "market view";

            (i) Indebtedness consisting of (A) Guarantees by the Borrower or any Guarantor of any Indebtedness of the Borrower or the Guarantors permitted pursuant to this Section 6.01 (disregarding this subsection (i)), and (B) Guarantees by any Subsidiary that is not a Guarantor of any Indebtedness of any other Subsidiary that is not a Guarantor, so long as such Indebtedness is otherwise permitted pursuant to this Section 6.01 (disregarding this subsection (i));

            (j) in each case to the extent (if any) that such obligations constitute Indebtedness, (a) customary indemnification obligations, purchase price or other similar adjustments in connection with acquisitions and dispositions permitted under this Agreement, (b) reimbursement or indemnification obligations owed to any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance, (c) obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business, (d) obligations for deferred payment of insurance premiums, (e) take-or-pay obligations contained in supply arrangements; provided, in each case, that such obligation arises in the ordinary course of business and not in connection with the obtaining of financing;

            (k) Indebtedness in an aggregate principal amount not in excess of $25,000 at any time consisting of obligations under deferred compensation or other similar arrangements incurred in connection with the Transactions, Permitted Acquisitions or any other Investment expressly permitted hereunder;

            (l) Indebtedness consisting of letters of credit or deposits; provided that such obligations (i) are entered into in the ordinary course of the Borrower's business for the purpose of securing office space and
      (ii) do not exceed $50,000 at any time outstanding; and

            (m)  other   unsecured   Indebtedness   of  the   Borrower  and  its
      Subsidiaries in an aggregate principal amount not exceeding $100,000 at any time outstanding.

      SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

            (a) Liens on property or assets of the Borrower and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof; provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby;

            (b) any Lien created under the Loan Documents;

            (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any person that becomes a Subsidiary after the date hereof prior to the time such person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary and extensions, renewals and replacements thereof, as the case may be; provided that, in the case of any extension, renewal or replacement of a Lien permitted by this Section 6.2(c), the principal amount of the obligation secured thereby is not increased and such extension, renewal or replacement is limited to the property originally encumbered thereby;

            (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

            (e) carriers', landlords', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

            (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

            (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction),
      (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

            (j) Liens securing judgments (other than judgments giving rise to an Event of Default) for the payment of money (or securing appeal or other surety bonds related to such judgments);

            (k) Liens consisting of set-offs of a customary nature or bankers' Liens on deposit accounts maintained with, or other property in the custody of, a depositary bank pursuant to its general business terms and in the ordinary course of business;

            (l) Any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement which do not materially interfere with the ordinary conduct of the business of Borrower or its Subsidiaries and do not secure any Indebtedness;

            (m) Liens consisting of pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations to (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower or its Subsidiaries;

            (n) Liens (A) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section
      6.04 to be applied against the purchase price for such Investment, and (B) consisting of an agreement to transfer any property in a disposition permitted under Section 6.05, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

            (o) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of Borrower or any of its Subsidiaries in the ordinary course of business;

            (p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Borrower or its Subsidiaries in the ordinary course of business (excluding any general inventory financing) or Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

            (q) Liens arising from precautionary UCC financing statements regarding operating leases entered into in the ordinary course;

            (r) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon; and

            (s) other Liens so long as neither the value of the property subject to such Liens, nor the Indebtedness and other obligations secured thereby, not exceed $100,000 in the aggregate.

      SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Section
6.01 and 6.02, as the case may be.

      SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

            (a) (i)  investments  existing  on the date  hereof and set forth on
      Schedule 6.04 hereto, (ii) investments by the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Subsidiaries and (iii) additional investments by the Borrower and the Subsidiaries in the Equity Interests of the Subsidiaries; provided that
      (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to therein) and (B) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, Subsidiaries that are not Loan Parties made after the Closing Date (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall not exceed $10,000 at any time outstanding;

            (b) Permitted Investments;

            (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) any such loans and advances made to a Loan Party shall be subordinated to the Obligations on terms satisfactory to the Administrative Agent and (iii) the aggregate amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall not exceed $5,000 at any time outstanding;

            (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees, officers and directors so long as the aggregate principal amount thereof at any time outstanding

      (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $10,000;

            (f) the Borrower and the Subsidiaries may enter into Hedging Agreements that are not speculative in nature;

            (g) any Subsidiary may acquire all or substantially all the assets of a person or line of business of such person, or not less than 100% of the Equity Interests (other than directors' qualifying shares) of a person (referred to herein as the "Acquired Entity"); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary or Affiliate thereof; (ii) the Acquired Entity shall be in a similar or complementary line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) the Borrower would be in compliance with the covenant set forth in Section 6.10 after giving pro forma effect to such transaction; (C) the total consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04(g) (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall not in the aggregate exceed $500,000; (D) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent; and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a "Permitted Acquisition");

            (h) extensions of trade credit in the ordinary course of business in accordance with past practices;

            (i) investments consisting of non-cash consideration received from an Asset Sale in compliance with Section 6.05;

            (j) the Transactions shall be permitted;

            (k) investments of any person existing at the time such person becomes a Subsidiary of Borrower or consolidates or merges with Borrower or any of its Subsidiaries in a transaction expressly permitted hereby so long as such investments were not made in contemplation of such person becoming a Subsidiary or of such merger;

            (l) investments in the ordinary course of business consisting of endorsements for collection or deposit;

            (m) the Borrower or any other Loan Party may pay the Deposit; and

            (n) in addition to  investments  permitted by paragraphs (a) through
      (m) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (n) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $10,000 in the aggregate;

      SECTION 6.05. Acquisitions, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business, (ii) the Borrower or another Loan Party may enter into the Acquisition Agreement and (iii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any wholly owned Subsidiary of the Borrower may merge into or consolidate with any other wholly owned Subsidiary of the Borrower or the Borrower in a transaction in which the surviving entity is a wholly owned Subsidiary of the Borrower or the Borrower, as the case may be, and no person other than the Borrower or a wholly owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (y) the Borrower and the Subsidiaries may make Permitted Acquisitions.

      (b) Make any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash,
(ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed $50,000 in the aggregate.

      SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary of the Borrower may declare and pay dividends or make other distributions ratably to its equity holders and (ii) the Borrower and the Subsidiaries may make Restricted Payments in the form of distributions payable solely in the common stock or other common Equity Interests of such person;

      (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions existing on the Closing Date or imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) clause
(i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (D) subject to Section 5.13, clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

      SECTION 6.07. Transactions with Affiliates. Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

      SECTION 6.08. Business of the Borrower and its Subsidiaries. With respect to the Borrower and each of its Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

      SECTION  6.09.  Other  Indebtedness  and  Agreements.  (a)  Permit (i) any
waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Material Indebtedness in a manner adverse to the Borrower, any of the Subsidiaries or the Lenders or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents in a manner adverse to Administrative Agent, the Collateral Agent and the Lenders.

      (b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness (other than the Loans) or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor's option be paid in kind or in other securities.

      SECTION 6.10. Minimum Liquidity. Permit Liquidity to be less than $2,000,000 at any time.

      SECTION 6.11. Fiscal Year. With respect to the Borrower and each Subsidiary, change their fiscal year-end to a date other than December 31.

      SECTION 6.12. Certain Equity Securities. Issue any Equity Interest that is not Qualified Capital Stock.

      SECTION 6.13. Amendments or Waivers of Documents Relating to Indebtedness.

      (a) Amendments of Documents Relating to Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, amend or otherwise change the terms of any Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any of the Loan Parties, the Lenders or the Administrative Agent.

      (b) Amendments of Organizational Documents. The Borrower will not, and will not permit any of its Subsidiaries to, make any amendment, restatement, supplement or other modification to such person's Organizational Documents in any manner adverse to the Lenders or the Administrative Agent without obtaining the prior written consent of the Required Lenders to such amendment, restatement, supplement or other modification.

      SECTION 6.14. Wholly-Owned Subsidiaries. Neither the Borrower nor any Subsidiary of the Borrower will own, form or acquire any Subsidiary other than Subsidiaries that are wholly owned Subsidiaries of the Borrower.

      SECTION 6.15. Excluded Subsidiaries. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, permit (a) the combined gross revenue of all Excluded Subsidiaries for the period of four fiscal consecutive quarters most recently ended to exceed $5,000, (b) the combined total assets of the Excluded Subsidiaries at any time to be more than $5,000 or (c) any Excluded Subsidiary to own, or possess the right to use, any Intellectual Property or other assets that individually or in the aggregate are material to the business of the Borrower and its Subsidiaries, taken as a whole. The Borrower may withdraw the designation of any Subsidiary as an Excluded Subsidiary at any time in a written notice to the Administrative Agent. If, at any time, the Borrower is not in compliance with clauses (a) through (c) above, unless the Borrower has notified the Administrative Agent in writing (1) within 10 Business Days after the date the Borrower is required to deliver financial statements for the applicable fiscal quarter or year pursuant to Section 5.04(a) or (b) (in the case of clause (a) of this Section 6.15) or (2) within 10 Business Days of such occurrence (in the case of clause (b) or (c) of this Section 6.15) that such designation has been withdrawn for one or more Excluded Subsidiaries sufficient to comply with this Section 6.15, then such designation shall be deemed to have been withdrawn as to all such Subsidiaries (in the case of clause (a) or (b)) or the applicable Subsidiary (in the case of clause (c)) and each such Subsidiary as to which such designation is deemed to have been withdrawn shall thereupon be deemed to have ceased to be an Excluded Subsidiary. Any Subsidiary for which such designation has been withdrawn or deemed withdrawn may not be re-designated as an Excluded Subsidiary.

                                  ARTICLE VII

                                Events of Default

      In case of the happening of any of the following events ("Events of Default"):

            (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the Loans made hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of, or Make-Whole Amount on, any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

            (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a), 5.08 or 5.15 or in Article VI;

            (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

            (f) (i) the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (i) one or more judgments (other than judgments that are fully covered by a reputable and solvent insurance company) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $250,000;

            (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $250,000;

            (k) any material Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);

            (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby;

            (m) any material subordinated Indebtedness of the Borrower and the Subsidiaries constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such subordinated Indebtedness;

            (n) the Borrower or any of its Subsidiaries shall be convicted under any criminal law that could lead to a forfeiture of any material property of such person;

            (o) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Loan Parties described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable (and accrued cash and PIK interest thereon), the Make-Whole Amount, and any unpaid accrued fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Loan Parties described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding (and accrued cash and PIK interest thereon), the Make-Whole Amount, and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

If the Loans are accelerated for any reason, including, without limitation, because of default, sale, transfer or encumbrance (including that by operation of law or otherwise) or if the Loans are repaid for any reason (including, without limitation, pursuant to a plan of reorganization or otherwise as part of any insolvency, bankruptcy or similar proceeding) following the occurrence of an Event of Default or otherwise and whether or not the Loans are accelerated, the Make-Whole Amount will also be due and payable as though said indebtedness was voluntarily prepaid as of such date of acceleration and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders' lost profits as a result thereof. The Make-Whole Amount shall be presumed to be the liquidated damages sustained by the Lenders as the result of the early termination and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW WHICH PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT FEE IN CONNECTION WITH ANY SUCH ACCELERATION.

The Borrower further expressly agrees that: (i) the Make-Whole Amount provided for herein is reasonable; (ii) the Make-Whole Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made;
(iii) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Make-Whole Amount; and (iv) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the Make-Whole Amount to the Lenders as herein described is a material inducement to the Lenders to make the Loans.

                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

      Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents") its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect

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                                                                              58


thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

      The person serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its affiliates may provide debt financing, equity capital or other services (including financial advisory services) to any of the Loan Parties (or any person engaged in similar business as that engaged in by any of the Loan Parties) as if such person was not performing the duties specified herein, and may accept fees and other consideration from any of the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the person serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

      Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be

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                                                                              59


counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent.

      Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

      Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

      SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

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                                                                              60


      (a) if to the Borrower, to it at 433 Hackensack Avenue, Hackensack, NJ 07601, Attention of Daniel R. Luis, Chief Executive Officer (Fax No. 201-996-1772), with a copy (which shall not constitute notice) to Lowenstein
Sandler PC, 65 Livingston Avenue,  Roseland,  New Jersey 07068-1791,  Attention:
Peter H. Ehrenberg (Fax No. 973-597-2400);

      (b) if to the Administrative Agent, to Clearlake Capital Group, LP, 650 Madison Avenue, 23rd Floor, New York, NY 10022, Attention: Behdad Eghbali (Fax No. 212-610-9121), with a copy (which shall not constitute notice) to Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, 30th Floor, Los Angeles, CA 90017, Attention: Melainie K. Mansfield (Fax No. 213-629-5063); and

      (c) if to a Lender,  to it at its  address  (or fax  number)  set forth on
Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

      All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

      SECTION  9.02.   Survival  of  Agreement.   All   covenants,   agreements,
representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Make-Whole Amount or fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Section 2.09, 2.10, 2.14 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. The provisions of Section 9.16 shall remain operative and in full force and effect for a period of one year from the Stated Maturity.

      SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each of the

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                                                                              61


Lenders party hereto as of the date hereof and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

      SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of the Borrower and the Administrative Agent (such consents not to be unreasonably withheld or delayed); provided, however, that (i) the consent of the Borrower shall not be required to any such assignment made (A) to another Lender or an Affiliate or Related Fund of a Lender, (B) during the primary syndication of the Loans and the Commitments to persons identified to the Borrower prior to the Closing Date or (C) after the occurrence and during the continuance of any Event of Default, (ii) no Lender may assign any portion of its Commitments and Loans of less than $500,000 (unless to another Lender or to any Related Fund of such assigning Lender) or which leaves the assigning Lender with Commitments and Loans of less than $500,000 after giving effect to such assignment and all previous assignments (except that (A) a Lender may assign Commitments and Loans in an amount less than $500,000 if it assigns its entire Commitment and Loans, and (B) Commitments and Loans may be assigned in any denomination from a Lender or group of Related Funds to any assignee or group of Related Funds so long as the aggregate principal amount of Commitments and Loans concurrently transferred shall be $500,000 or more, (iii) the parties to each such assignment shall manually execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided that only one such fee shall be payable in the case of concurrent assignments to persons that, after giving effect to such assignments, will be Related Funds), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph
(e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.09, 2.10, 2.14 and 9.05 and shall continue to be bound by Section 9.16 for a period of one year from the date such Lender ceases to be a party hereto).

      (c)  By  executing  and  delivering  an  Assignment  and  Acceptance,  the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) The Borrower shall maintain at its principal executive offices in Hackensack, New Jersey a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Administrative Agent, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) notify the Borrower of such acceptance. The Borrower shall promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

      (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.09 and 2.14 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, or increasing or extending the Commitments in which such participating bank or person has an interest.

      (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

      (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

      (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"),

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                                                                              64


identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in the Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

      (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

      SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or the Lenders signatory hereto in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or the Lenders signatory hereto. Notwithstanding the foregoing, the out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the Credit Facilities and the preparation and administration of this

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                                                                              65


Agreement and the other Loan Documents shall be limited as set forth in the Expense Reimbursement Letter.

      (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

      (c) To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments at the time.

      (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

      (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

      SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent acting at the written direction of the Required Lenders); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby (other than any waiver of any increase in the interest rate applicable to the Loans as a result of the occurrence of a Default or an Event of Default), (ii) increase or extend the

Commitment or decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.11, the provisions of Section 9.04(j) or the provisions of this Section or release any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (vi) reduce the percentage contained in the definition of the term "Required Lenders" without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

      SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      SECTION 9.10. Entire Agreement. This Agreement, the Expense Reimbursement Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

      SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN

CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

      SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

      SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, or their respective properties in the courts of any jurisdiction.

      (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder,
(e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the written consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, "Information" shall mean all information received from the Borrower or any Subsidiary and related to the Borrower or any Subsidiary or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or any Subsidiary; provided that, in the case of Information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

      SECTION 9.17. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Subsidiary Guarantors that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Subsidiary Guarantors, which information includes the name and address of the Borrower and the Subsidiary Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Subsidiary Guarantors in accordance with the USA PATRIOT Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              GOAMERICA, INC., as the Borrower

                                 By /s/ Daniel R. Luis
                                    --------------------------------------------
                                    Name: Daniel R. Luis
                                    Title: Chief Executive Officer

                              CLEARLAKE CAPITAL GROUP, LP, as Administrative Agent and Collateral Agent

                              By: CCG Operations, LLC
                              Its: General Partner

                                 By /s/ Behdad Eghbali
                                    --------------------------------------------
                                    Name: Behdad Eghbali
                                    Title: Manager

                              CCP A, L.P., as a Lender

                              By: Clearlake Capital Partners, LLC
                              Its: General Partner

                              By: CCG Operations, LLC
                              Its: Managing Member

                                    /s/ Behdad Eghbali
                                    --------------------------------------------
                                    Name: Behdad Eghbali
                                    Title: Manager

                      [Signature Page to Credit Agreement]